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                                                                   EXHIBIT 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 18, 2000, except as for
Note 11(b) which is as of February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in DoubleClick Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                           /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
November 27, 2000